INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------





We consent to the incorporation by reference in the Annual Report on Form-10KSB under the Securities and Exchange Act of 1934 of Pelican Properties, International Corp. for the year ended December 31, 1998 of our report dated April 2, 1999 insofar as such report relates to the financial statements and schedules of Pelican Properties, International Corp. for the two years ended December 31, 1998.





Morrison, Brown, Argiz & Company


Miami, Florida
April 14, 1999